EXHIBIT (11)


Consent of Independent Auditors





The Board of Trustees
Memorial Funds:

We consent to the use of our report dated March 11, 1998 included herein and to the reference to our firm under the caption "Other Information - Independent Auditors" in the Statement of Additional Information.


KPMG Peat Marwick LLP


Boston, Massachusetts
March 13, 1998